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                                                                   Exhibit 10.77

October 8, 2003

Mr. Paul Intlekofer
Chief Financial Officer and Senior
Vice President, Corporate Development
Nutrition 21, Inc.
4 Manhattanville Road, Suite 202
Purchase, NY 10577

Dear Paul:

This letter represents our understanding of the basis upon which C.E. Unterberg, Towbin ("CEUT") is engaged to provide financial advisory and investment banking services to Nutrition 21 (the "Company"). This letter solely relates to such financial advisory and investment banking services and not to any potential investment in the Company by CEUT.

1. The Company hereby retains CEUT to act as its exclusive financial advisor with respect to a best efforts private placement transaction of up to $10.0 million of common, preferred or debt securities (the "Securities"). The Company will not offer any of the Securities for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, otherwise than through CEUT, except for the list of names provided in Schedule A; provided, however, that under no circumstances shall CEUT be liable for failure to obtain or produce the proposed financing.

2. As part of our engagement, CEUT will provide the Company with the following services:

      a.    Subject  to  Company   approval,   identify  and  contact  potential
            institutional and/or strategic investors;

      b. As necessary, with management of the Company, meet with approved potential investors and provide them with such information furnished by the Company as may be appropriate;

      c.    Assist  the  Company  in  negotiating   with  identified   potential
            investors; and

      d. Assist the Company and the Company's legal counsel in preparing documents related to the transaction and having such documents executed in order to close the private equity financing transaction and any other agreements as may be necessary.


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3.    As compensation for the services  rendered by CEUT hereunder,  the Company agrees to pay CEUT the following amounts:

      a. At each closing for the sale of Securities, a cash fee equal to 6.0% of the value of the Securities sold at such closing, together with common stock warrants (the "Warrants") equal in value to 3.0% of the Securities sold at such closing. The Warrants will expire on the fifth anniversary from closing;

      b. In the event the Company enters into a strategic transaction involving a significant portion of the equity of the Company instead of, or in addition to, completing the proposed private placement, the Company agrees to pay CEUT a cash fee for its services equal to the greater of (i) the fee CEUT would have earned for the proposed private placement (subject to the limitations contained in this letter) or (ii) a fee for acting as financial advisor to the Company in connection with such strategic transaction (such fee to be consistent with market practice for such services when provided by nationally recognized investment banking firms).

4. The Company shall reimburse CEUT promptly upon request for all of its out-of-pocket expenses, including fees and disbursements of counsel incurred by CEUT in connection with its engagement hereunder.

5. CEUT and the Company have entered into a separate letter agreement, dated the date hereof, providing for the indemnification of CEUT by the Company in connection with CEUT's engagement hereunder, the terms of which are incorporated into this agreement in their entirety.

6. For a period of 12 months from the date hereof, the Company grants to CEUT the right (provided this agreement has not been terminated by CEUT without cause or by the Company with cause) to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (the "Right of First Refusal"). For the purposes hereof, investment banking services shall include, without limitation, (i) acting as lead manager for any underwritten public offering of securities of the Company; (ii) acting as placement agent or financial advisor in connection with any private offering of securities of the Company; and, (iii) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock of assets of the Company, and any merger or consolidation of the Company with another entity. CEUT shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. If CEUT declines to serve as investment banker to the Company pursuant to the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions, which are not materially more favorable to such other person or persons than the terms declined by CEUT.


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7.    The Company  recognizes and confirms that CEUT in acting  pursuant to this engagement will be using publicly available information and information in reports and other materials provided by others, including, without limitation, information provided by or on behalf of the Company and that CEUT does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information. The Company agrees to furnish or cause to be furnished to CEUT all necessary or appropriate information for use in its engagement and hereby warrants that any information relating to the Company, that is furnished to CEUT by or on behalf of the Company, will be true and correct in all material respects and not misleading.

8. The term of this engagement shall extend until twelve (12) months from the date of this agreement and shall automatically renew thereafter on a month-to-month basis until terminated, in writing by either party. Any such termination shall not (except as provided herein) affect the compensation, reimbursement, right of first refusal or indemnification provisions set forth herein, all of which shall remain in full force and effect. In addition, the Company shall be responsible for any fees as outlined above for any private financing transaction undertaken by the Company in lieu of the contemplated transaction described herein with any investors contacted by CEUT that is concluded within 12 months of the date of termination of this agreement.

9. Notwithstanding its engagement as placement agent hereunder, CEUT may not, without its prior written consent, be quoted or referred to in any document, release or communication prepared, issued or transmitted by the Company (including any entity controlled by, or under common control with, the Company and any director, officer, employee or agent thereof).

10. Following completion of this engagement, CEUT shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder.

11. This Agreement is governed by the laws of the State of New York, without regard to such state's rules concerning conflicts of law, and will be binding upon and inure to the benefit of the Company and CEUT and their respective successors and assigns. The Company and CEUT agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed transaction or the engagement of or performance by CEUT hereunder. The Company also hereby submits to the jurisdiction of the courts of the State of New York in any proceeding arising out of or relating to this Agreement, including federal district courts located in such state, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


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CEUT will act under this  Agreement  as an  independent  contractor  with duties solely to the Company.

The Company acknowledges that CEUT and its affiliates may have and may in the future have investment banking and other relationships with parties other than the Company, which parties may have interests with respect to this placement. Although CEUT in the course of such other relationships may acquire information about the placement, potential purchasers of the Securities or such other parties, CEUT shall have no obligation to disclose such information to the Company or to use such information on behalf of the Company. Furthermore, the Company acknowledges that CEUT may have fiduciary or other relationships whereby CEUT may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or of potential purchasers of the Securities or others with interests in respect of the placement. The Company acknowledges that CEUT may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to its relationship to the Company hereunder.

Please note that CEUT is a full services securities firm engaged in securities trading and brokerage activities, as well as providing investment banking, financing and financial advisory services. In the ordinary course of our trading, brokerage and financing activities, CEUT or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of the Company or any other company that may be involved in the transactions contemplated by this Agreement.

If the foregoing correctly sets forth the understanding and agreement between CEUT and the Company, please so indicate in the space provided for that purpose below, together with the enclosed duplicate original, and return one (1) of these originals to us, whereupon this letter shall constitute a binding agreement as of the date hereof.



Sincerely,

C.E. Unterberg, Towbin

By:   /s/ Christine Gallagher
      ---------------------------
      Managing Director


Approved and agreed to as of October 8, 2003:

Nutrition 21, Inc.

By:   /s/ Paul Intlekofer
      ---------------------------
      Paul Intlekofer
      Chief Financial Officer and Senior
      Vice President, Corporate Development


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